  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1997
                                                      REGISTRATION NO. 333-



                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                            ________________________
                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ________________________

                          INMC MORTGAGE HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)


          DELAWARE                                     95-3983415
(State or Other Jurisdiction of                     (I.R.S. Employer
 Incorporation or Organization)                    Identification No.)

155 NORTH LAKE AVENUE
PASADENA, CALIFORNIA                                   91101-1857
(Address of Principal Executive Offices)               (Zip Code)


                INDYMAC/INMC MORTGAGE HOLDINGS, INC. 401(k) PLAN
                            (Full Title of the Plan)

                            _______________________

                                MICHAEL W. PERRY
                     PRESIDENT AND CHIEF OPERATING OFFICER
                          INMC MORTGAGE HOLDINGS, INC.
                             155 NORTH LAKE AVENUE
                          PASADENA, CALIFORNIA  91101
                    (Name and Address of Agent for Service)


                                 (800) 669-2300
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
Title of securities to be     Amount to be     Proposed maximum         Proposed maximum          Amount of
     registered                registered       offering price         aggregate offering      registration fee
                                                   per share                  price
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
 value.....................    500,000 shares       $23.72 (1)         $11,860,000 (1)              $3,594 (2)
Interests in the Plan......        (3)                                                                  N/A
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the high and low sales prices for the Common Stock as reported by the New York Stock Exchange on September 17, 1997.

(2) In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the Plan that are covered by this Registration Statement. The filing fee has been paid by wire transfer to the Securities and Exchange Commission's account at Mellon
    Bank.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Plan described herein.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


   The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.



                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.


   The following documents, which INMC Mortgage Holdings, Inc., f/k/a CWM Mortgage Holdings, Inc. (the "Company"), previously filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference into this Registration
Statement:


   (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Forms 10-KA (Amendment No. 1) and 10-KA (Amendment No. 2);


   (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and


   (c) The description of the Company's common stock, $.01 par value per share (the "Common Stock"), contained in its Registration Statement on Form 8-B dated April 10, 1987, and any amendment or report filed for the purpose of updating such description.


   All documents filed by the Company and the IndyMac/INMC Mortgage Holdings, Inc. 401(k) Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.


   Not applicable.

ITEM 5.   INTERESTS OF EXPERTS AND COUNSEL.


   None.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.


   The Company's Certificate of Incorporation eliminates personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) liability under Section 174 of the Delaware General Corporation Law relating to certain unlawful dividends and stock repurchases; or (iv) any transaction from which the director derived an improper personal benefit. The Certificate also provides that the Company shall indemnify and advance expenses to each director, officer, employee and agent to the fullest extent permitted by the Delaware General Corporation Law.


   Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.


   As permitted by Section 145 of the General Corporation Law of Delaware, the Company's Bylaws provide for indemnification of directors, officers, employees and agents of the Company to the fullest extent authorized by Delaware law against expenses (including attorney's fees) and other amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which any such person was or is a party or is threatened to be made a party. The right to indemnification includes the right to be paid the expenses incurred in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided that, if required by Delaware law, payment of expenses in advance to an officer or director shall be conditioned upon receipt by the Company of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification. The advancement of expenses, as well as indemnification, pursuant to the Company's Bylaws is not exclusive of any other rights which those seeking indemnification or advancement of expenses from the Company may have. The Company also maintains an insurance policy pursuant to which its directors and officers are insured against certain liabilities which might arise out of their relationship with the Company as directors and officers.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.   EXHIBITS


  4(a) Certificate of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997)

  4(b)    By-Laws of the Company (incorporated herein by reference to Exhibit
          3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997)

  5(a)    Opinion of Brown & Wood LLP re: legality

  5(b)    The Company hereby undertakes to submit the Plan to the Internal
          Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

 23(a)    Consent of Brown & Wood LLP (included as part of Exhibit 5(a))

 23(b)    Consent of Grant Thornton LLP

 24       Power of Attorney (included on page 6)

ITEM 9.   UNDERTAKINGS

      The undersigned registrants hereby undertake:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrants pursuant to
             Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


   THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Pasadena, State of California, on the 22nd day of September, 1997.


                              INMC MORTGAGE HOLDINGS, INC.


                              By: /s/ Michael W. Perry
                                 --------------------------------------
                                 Michael W. Perry
                                 President and Chief Operating Officer


                               POWER OF ATTORNEY


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Perry and Richard H. Wohl his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to each Registration Statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 22nd day of September, 1997.



        Signature                           Title
        ---------                           -----
 /s/ David S. Loeb
_________________________
     David S. Loeb           Chairman of the Board of Directors;
                             Director
/s/ Angelo R. Mozilo
_________________________
    Angelo R. Mozilo         Vice Chairman of the Board of Directors
                             and Chief Executive Officer; Director
/s/ Michael W. Perry
_________________________
    Michael W. Perry         President and Chief Operating Officer


 /s/ James Gross             Senior Vice President and
---------------------------  Chief Financial Officer
     James Gross


/s/ Lyle E. Gramley          Director
---------------------------
    Lyle E. Gramley

/s/ Thomas J. Kearns         Director
---------------------------
    Thomas J. Kearns

/s/ Frederick J. Napolitano  Director
---------------------------
    Frederick J. Napolitano



   THE PLAN. Pursuant to the requirements of the Securities Act of 1933, IndyMac, Inc., as the administrator of the Plan, has duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto authorized, in the City of Pasadena, State of California, on the 22nd day of September, 1997.


                              INDYMAC, INC.



                              By: /s/ Michael W. Perry
                                 ----------------------------------
                                 Michael W. Perry
                                 President and Chief Executive Officer

                                 EXHIBIT INDEX

Exhibit No.                     Description                                  Page
-----------                     -----------                                  ----
4(a)                            Certificate of Incorporation of the
                                Company, as amended (incorporated herein
                                by reference to Exhibit 3.1 to the
                                Company's Quarterly Report on Form 10-Q
                                for the quarter ended June 30, 1997)

4(b)                            By-Laws of the Company, as amended
                                (incorporated herein by reference to
                                Exhibit 3.2 to the Company's Quarterly
                                Report on Form 10-Q for the quarter ended
                                June 30, 1997)

5(a)                            Opinion of Brown & Wood LLP re: legality        9

23(a) Consent of Brown & Wood LLP (included as part of Exhibit 5(a))

23(b)                           Consent of Grant Thornton LLP                  10

24                              Power of Attorney (included on page 6)